UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2011

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           On November 3, 2011, the Company held its annual meeting of shareholders.  For additional information, reference is made to the press release, dated November 3, 2011 which is filed as Exhibit 99.1 hereto.

(b)           The following is a record of the vote on each matter presented at the annual meeting.

(1)           Election of Directors

Nominee	For	Withheld	Broker Non-Vote

For a One-Year Term

Craig L. Montanaro	61,657,643	228,902	2,637,054

For a Three-Year Term

Theodore J. Aanensen	61,655,288	231,258	2,637,053

Joseph P. Mazza	62,649,503	237,042	2,637,054

John F. Regan	61,645,144	241,401	2,637,054

There were no abstentions in the election of directors.

(2)           Approval of a non-binding resolution on executive compensation.

For	Against	Abstain	Broker Non-Vote

61,134,362	259,917	492,266	2,637,054

(3)           Whether advisory votes on executive compensation should occur every one, two or three years.
One Year	Two Years	Three Years	Abstain	Broker Non-Vote

4,498,009	262,612	56,601,618	524,305	2,637,055

(4)           Ratification of appointment of ParenteBeard LLC as independent auditors for the fiscal year ending June 30, 2012.

For	Against	Abstain

64,383,591	65,856	74,152

There were no broker non-votes on the ratification of auditors.

*  *  *  *  *

(d)           The Registrant’s Board of Directors has determined in light of the vote on Proposal 3 above to include a shareholder advisory vote on executive compensation in its proxy materials every three years.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are furnished with this report.

Exhibit 99.1 -- Press Release dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: November 3, 2011	By:	/s/Craig L. Montanaro
Craig L. Montanaro President and Chief Executive Officer